Exhibit 3.1
SECOND AMENDED AND RESTATED
BY-LAWS
OF
TRANSFORMA ACQUISITION GROUP INC.
ARTICLE I
OFFICES
     Section 1.1     Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation’s registered agent in Delaware.
     Section 1.2     Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 2.1     Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board of Directors or by the waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of Delaware.
     Section 2.2     Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect directors, by a plurality vote, and transact such other business as may properly come before the meeting.
     Section 2.3     Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the President or the Secretary upon the written request of the holders of a majority of the outstanding shares of the Corporation’s Common Stock. Any such request shall state the date, time, place and the purpose or purposes of the meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

     Section 2.4     Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed not less than ten (10) or more than sixty (60) days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the Corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 4.1 hereof.
     Section 2.5     Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as amended, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.
     Section 2.6     Voting. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation, as amended.
     Section 2.7     Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.
     Section 2.8     Consents In Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or any amendment thereto or by the laws of the State of Delaware, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (a) a consent in writing, or by facsimile, telegram, cablegram or other electronic transmission, setting forth the action so taken, shall be signed or, in the case of a facsimile, telegram, cablegram or other electronic submission, authorized by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (b) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware. Consents delivered by facsimile, telegram, cablegram or other electronic transmission shall be deemed to be signed and dated on the date on which such consent is transmitted to the corporation or the agent specified by the corporation to receive such facsimile, telegram, cablegram or other electronic transmission.
     Section 2.9     Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.
     Section 2.10     Notice of Business. The provisions of this Section 2.10 shall apply from and after the time of the closing of the initial public offering of shares of Common Stock by the Corporation (the “IPO”). At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.10 who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder and (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection which such business and any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.10. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.10, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, (1) a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10 and (2) stockholder nominations of persons for election to the Board of Directors shall be governed by Section 2.11.
     Section 2.11     Nomination of Directors. The provisions of this Section 2.11 shall apply from and after the time of the closing of the IPO. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.11, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (3) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 2.11, the

Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.
ARTICLE III
DIRECTORS
     Section 3.1     Number. The number of directors of the Corporation, which shall constitute the entire Board of Directors, shall initially be fixed by the Incorporator and thereafter from time to time by a vote of a majority of the entire Board of Directors and shall be not less than one (1) nor more than fifteen (15).
     Section 3.2     Classified Board. The Board of Directors shall be classified with staggered terms with such board consisting of a maximum of three (3) classes of directors.
     Section 3.3     Election and Term. From and after the time of the closing of the IPO, the election and term of any directors shall be governed by the Amended and Restated Certificate of Incorporation of the Corporation, as amended.
     Section 3.4     Removal. Any director may be removed by the affirmative vote of the holders of a majority of all the shares of the stock of the Corporation outstanding and entitled to vote for the election of directors, but only for cause.
     Section 3.5     Resignations. Any director may resign at any time by giving written notice of his resignation to the Chief Executive Officer or the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.6     Powers and Duties. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, as amended, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.
     Section 3.7     Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of the Board of Directors may be held at such places, either within or without the State of Delaware, as the Board of Directors may designate from time to time.
     Section 3.8     Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors as hereafter provided in Section 3.13 of these By-Laws, or as shall be specified in a waiver of notice.
     Section 3.9     Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.
     Section 3.10     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer, the President or the Secretary upon the written request of a majority of the directors. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 3.11     Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.
     Section 3.12     Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation, as amended. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation, as amended. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.
     Section 3.13     Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors, or by a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.
     Section 3.14     Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

     Section 3.15     Telephone Participation. Any one or more members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     Section 3.16     Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, each consisting of one or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board of Directors with respect to all matters.
ARTICLE IV
WAIVER
     Section 4.1     Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, as amended, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.
ARTICLE V
OFFICERS AND VICE CHAIRMEN OF THE BOARD
     Section 5.1     Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President and Chief Executive Officer, a Treasurer, and a Secretary. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors is elected. The Board of Directors may also elect or appoint such other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board of Directors determines.

     Section 5.2     Other Officers. The Board of Directors may appoint such other officers and agents, including Vice Presidents, Assistant Treasurers, Assistant Vice Presidents and Assistant Secretaries, and by appointing persons to serve as co-officers, as it shall at any time or from time to time deem necessary or advisable.
     Section 5.3     Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.
     Section 5.4     Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.
     Section 5.5     Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors and perform such other duties as are properly required of him by the Board of Directors.
     Section 5.6     The President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief operating officer and the chief executive officer and shall have general charge of the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall perform such other duties as are properly required of him by the Board of Directors.
     Section 5.7     Treasurer. The Treasurer shall have the duties and responsibilities and shall exercise the authority and powers of the chief financial officer and principal accounting officer of the Corporation, and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors shall determine for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
     Section 5.8     Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; the Secretary shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be the custodian of the records and of the corporate seal or seals of the Corporation; the Secretary shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by the Secretary’s signature; and in general, the Secretary shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

     Section 5.9     Other Officers. The Board of Directors may also elect or may delegate to the President and Chief Executive Officer the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President and Chief Executive Officer, if he shall have appointed them, may from time to time prescribe.
     Section 5.10     Vice Chairmen of the Board. The Board of Directors may appoint one or more Vice Chairmen of the Board, none of whom shall be an officer of the Corporation. Such Vice Chairmen of the Board will, in the absence of the Chairman of the Board, preside at meetings of the stockholders and directors, and will exercise and perform such duties as may from time to time be agreed to by the Board of Directors.
ARTICLE VI
RESIGNATIONS, VACANCIES AND REMOVALS
     Section 6.1     Resignations. Any director or officer may resign at any time by giving notice in writing or by electronic transmission thereof to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.
     Section 6.2     Vacancies.
          (a)     Directors. When the office of any director becomes vacant or unfilled, whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the laws of the State of Delaware.
          (b)     Officers. The board of directors may at any time or from time to time fill any vacancy among the officers of the corporation.
     Section 6.3     Removals.
          (a)     Directors. Except as may otherwise be prohibited or restricted under the laws of the State of Delaware, the stockholders may, at any meeting called for such purpose, or by consent of the stockholders in lieu of a meeting, remove any director from office, with or without cause, and may elect his successor. Except as may otherwise be prohibited or restricted under the laws of the State of Delaware, the board of directors at any meeting called for such purpose, by vote of a majority of the then total authorized number of directors, may remove any director from office for cause and may elect his successor, and by similar vote may remove from office, without cause, any director elected by the board, and may elect his successor.

          (b)     Officers. Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor, provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.
ARTICLE VII
PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS
     Section 7.1     Certificates for Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Certificates representing shares of the Corporation’s stock may be signed by the Chairman of the Board, President and Chief Executive Officer or any Vice President and by the Treasurer, Secretary or any Assistant Secretary, and bear the seal of the Corporation or a facsimile thereof or may be represented by a global certificate through the Depository Trust Company. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s certificate of incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.
     Section 7.2     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.
     Section 7.3     Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate [or uncertificated shares] shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
     The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
     Section 7.4     Lost Certificates. The Corporation may issue a new certificate of stock, or uncertificated shares in place of a certificate previously issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner’s legal representatives, to make an affidavit of the fact and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.
     Section 7.5     Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
     Section 7.6     Regulations. Except as otherwise provided by law, the Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VIII
GENERAL PROVISIONS
     Section 8.1     Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation, as amended, or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.
     Section 8.2     Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.
     Section 8.3     Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     Section 8.4     Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
     Section 8.5     General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
     Section 9.1     Indemnification by Corporation. The Indemnification of directors, officers and other persons shall be as provided in the Certificate of Incorporation of the Corporation, as amended.

ARTICLE X
ADOPTION AND AMENDMENTS
     Section 10.1     Power to Amend. Except as hereinafter provided, the Board of Directors shall have power to amend, repeal or adopt By-Laws by a majority vote of the directors. Except as otherwise permitted by law, any By-Law adopted by the Board of Directors may be amended or repealed at a stockholders’ meeting by vote of the holders of a majority of the shares entitled, at that time, to vote for the election of directors. If any By-Law regulating any impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.